UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 15, 2009

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by BPZ Resources, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On September 15, 2009, the Company closed a private placement of approximately 1.6 million shares of common stock, no par value, to International Finance Corporation (“IFC”) pursuant to a Subscription Agreement dated September 15, 2009.  This private placement was related to the Company’s registered offering of 18,755,490 shares of Common Stock at a price of $4.66 per share that closed on June 30, 2009.  Pursuant to the Subscription Agreement dated December 16, 2006 (the “Subscription Agreement”) by and between IFC and the Company, IFC has the right, within 45 days of notice of the offering, to purchase shares of the Company’s Common Stock for the same price and terms as the participants in an offering to retain its proportionate ownership in the Company. IFC exercised its pre-emptive right to purchase approximately 1.6 million shares of Common Stock at the offering price of $4.66 per share to which it was entitled under the Subscription Agreement, resulting in gross proceeds to the Company of approximately $7.6 million. The transaction was submitted to and approved by the shareholders of the Company at a Special Meeting of Shareholders on August 24, 2009.

In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. The sale of common stock was made to an accredited investor as defined in Regulation D, Rule 501(a), who had adequate access to information pertaining to the Company. Furthermore, no advertisements or general solicitation activities were made or undertaken by the Company and the securities issued in the private placement are restricted as defined in Rule 144 of the Securities Act of 1933.

No warrants or dilutive securities were issued to the IFC in connection with the private placement. The shares were placed directly by the Company.

Under the Subscription Agreement, the Company committed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares no later than 45 days after the closing with respect to such shares, and will use its reasonable best efforts to obtain its effectiveness no later than the earlier of (i) 90 days after the closing with respect to such shares, or in the event of SEC review of the registration statement, 120 days after the closing and (ii) the third business day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comment unless, upon the advice of legal counsel, it is not advisable not to accelerate the effectiveness of such Registration statement.

Following the closing of this private placement, the Company has 115,066,010 shares of common stock issued and outstanding, with fully diluted shares of 119,648,508. The fully diluted shares include the potential effect of vested and unvested options and restricted stock outstanding.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement dated September 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: September 16, 2009	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President – Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement dated September 15, 2009